      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1998
                               REGISTRATION STATEMENT NO. 333-
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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  -----------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  -----------------

                                NATURAL WONDERS, INC.
                (Exact name of registrant as specified in its charter)

                                  -----------------

                DELAWARE                               77-0141610
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                                4209 TECHNOLOGY DRIVE
                              FREMONT, CALIFORNIA  94538
                  (Address of Principal Executive Offices, Zip Code)

                                  -----------------


                                AMENDED AND RESTATED
                                NATURAL WONDERS, INC.
                               1993 OMNIBUS STOCK PLAN
                               (Full title of the plan)

                                  -----------------

                                   PETER G. HANELT
                            ACTING CHIEF EXECUTIVE OFFICER
                                NATURAL WONDERS, INC.
                                4209 TECHNOLOGY DRIVE
                              FREMONT, CALIFORNIA  94538
                                    (510) 252-9600
(Name, address and telephone number, including area code, of agent for service)

                                  -----------------
                                       Copy to:
                               CARLOS D. HEREDIA, ESQ.
                                   BAKER & MCKENZIE
                           101 WEST BROADWAY, TWELFTH FLOOR
                          SAN DIEGO, CALIFORNIA  92101-3890
                                    (619) 236-1441
                                  -----------------



                                               CALCULATION OF REGISTRATION FEE
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                                              AMOUNT TO BE         PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
          TITLE OF SECURITIES                REGISTERED (1)         OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION FEE
            TO BE REGISTERED                                         PER UNIT (2)              PRICE (3)
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
Common Stock, $0.01 par value
  per share . . . . . . . . . . . . .           500,000                $2.90625               $1,453,125              $430.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------




(1) These shares represent shares of Common Stock which have become available for issuance under the Amended and Restated Natural Wonders, Inc. 1993 Omnibus Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting of Stockholders held on June 10, 1998 (the "Annual Meeting"), increasing the number of shares reserved for issuance thereunder from 2,000,000 to 2,500,000. This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Calculated solely for the purpose of determining the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market System on September 15, 1998 in accordance with Rule 457(h)(1) and (c) of the Securities Act of 1933, as amended (the "Act").
(3)  Calculated in accordance with Rule 457(h) under the Act.

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

STATEMENT UNDER GENERAL INSTRUCTION E--REGISTRATION OF ADDITIONAL SECURITIES.

     Unless as noted herein, the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-80017) filed with the Securities and Exchange Commission on December 6, 1995 with respect to the Amended and Restated Natural Wonders, Inc. 1993 Omnibus Stock Plan are hereby incorporated by reference into this Registration Statement.

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.
           --------
     5.1   -  Opinion of Baker & McKenzie.

    23.1   -  Consent of Deloitte & Touche LLP, independent auditors.

    23.2   -  Consent of Baker & McKenzie (contained in Exhibit 5.1).

    24.1   -  Power of Attorney (see page II-2).


                                         II-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 18th day of September, 1998.

                                   NATURAL WONDERS, INC.


                                   By:   /s/ Peter G. Hanelt
                                        ---------------------------------------
                                        Peter G. Hanelt
                                        Acting Chief Executive Officer and
                                        Acting Chief Financial Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter G. Hanelt as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 18, 1998.


            SIGNATURE                                TITLE

                                   Acting Chief Executive Officer, Acting Chief
 /s/ Peter G. Hanelt               Financial Officer and Director (Principal
 -----------------------------     Executive Officer and Principal Financial and
  Peter G. Hanelt                  Accounting Officer)
                                   Chairman of the Board
 -----------------------------
 Pearson C. Cummin III
                                   Director
 -----------------------------
 Julius Jenson III

 /s/ Peter L. Harris               Director
 -----------------------------
  Peter L. Harris

 /s/ David H. Folkman              Director
 -----------------------------
 David H. Folkman


                                    EXHIBIT INDEX

     5.1       -     Opinion of Baker & McKenzie.

     23.1      -     Consent of Deloitte & Touche LLP, independent auditors.

     23.2      -     Consent of Baker & McKenzie (contained in Exhibit 5.1).

     24.1      -     Power of Attorney (see page II-2).


                                         II-3